AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPTEMBER 1, 2005
                                           REGISTRATION STATEMENT NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               INFOCROSSING, INC.
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                             13-325-2333
(State or Other Jurisdiction                                    (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                    (Address of Principal Executive Offices)
                  --------------------------------------------

                       INFOCROSSING, INC. 2005 STOCK PLAN
                            (Full Title of the Plan)
               ---------------------------------------------------

                                  ZACH LONSTEIN
                             CHIEF EXECUTIVE OFFICER
                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                     (Name and Address of Agent for Service)
                                 (201) 840-4700
          (Telephone Number, Including Area Code, of Agent For Service)


================================================================================================================================

                                                CALCULATION OF REGISTRATION FEE
================================================================================================================================
--------------------------------- ----------------------- ----------------------- ---------------------- -----------------------

                                                             Proposed Maximum       Proposed Maximum           Amount of
   Title of Securities to be           Amount to be           Offering Price            Aggregate           Registration Fee
           Registered                 Registered (1)            Per Share            Offering Price
--------------------------------- ----------------------- ----------------------- ---------------------- -----------------------

Common Stock, $.01 par value
per share                            1,000,000 shares           $ 8.59 (2)           $ 8,590,000 (2)           $ 1,011.04
================================= ======================= ======================= ====================== =======================


(1) Plus, in accordance with Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Infocrossing, Inc. 2005 Stock Plan (the "Plan") as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on August 30, 2005.

Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

                                  INTRODUCTION

     On June 13, 2005, the shareholders of Infocrossing, Inc. (the "Company") approved the Infocrossing, Inc. 2005 Stock Plan and the reservation of 1,000,000 shares of the Company's Common Stock issuable under the Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company's Proxy Statement for the Annual Meeting held June 13, 2005, Annual Report on Form 10-K for December 31, 2004 and the Quarterly Reports on Form 10-Q for March 31, and June 30, 2005 are incorporated herein by reference. The contents of Form S-3 Registration Statement No. 333-122931 are incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregister those securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Item 15 in Form S-3 Registration Statement No. 333-122931 which is incorporated herein by reference.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     5. Opinion of Robinson & Cole LLP regarding legality (filed herewith).

     23(a). Consent of Ernst & Young, LLP (filed herewith).

     23(b). Consent of Robinson & Cole LLP (contained in Exhibit 5).

     24. Power of Attorney (filed herewith as part of the signature page).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leonia, State of New Jersey, on this 1st day of September, 2005.

                                         INFOCROSSING, INC.


                                         By:  /s/  ZACH LONSTEIN
                                              --------------------------
                                              Zach Lonstein
                                              Chief Executive Officer &
                                              Chairman of the Board



                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zach Lonstein and Robert Wallach his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 1, 2005 in the capacities indicated.



Signature                           Title


/s/  ZACH LONSTEIN                  Chief Executive Officer &
---------------------------         Chairman of the Board of Directors
Zach Lonstein


/s/ ROBERT WALLACH                  Vice Chairman, President,
---------------------------         Chief Operating Officer & Director
Robert B. Wallach


/s/  WILLIAM MCHALE                 Chief Financial Officer, Treasurer &
---------------------------         Senior Vice President of Finance
William J. McHale


/s/  PETER DAPUZZO                  Director
---------------------------
Peter J. DaPuzzo


/s/ JEREMIAH HEALY                  Director
---------------------------
Jeremiah M. Healy


/s/  KATHLEEN PERONE                Director
---------------------------
Kathleen A. Perone


/s/ MICHAEL TARGOFF                 Director
---------------------------
Michael B. Targoff


                                    Director
---------------------------
Howard L. Waltman

                                INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION

5.                Opinion of Robinson & Cole LLP regarding legality.

23(a).            Consent of Ernst & Young, LLP.

23(b).            Consent of Robinson & Cole LLP (contained in Exhibit 5).

24.               Power of Attorney (filed as part of the signature page).